Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is made as of [          ], 2009 by and between Teledyne Technologies Incorporated, a Delaware corporation (the “Company”), and [          ] (“Indemnitee”). This Agreement supersedes and replaces any and all previous agreements between the Company and Indemnitee covering the subject matter of this Agreement.
RECITALS
     WHEREAS, directors, officers, and other persons in service to publicly-held corporations and other business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;
     WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals to serve the Company, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect such persons; however, the Board recognizes that although the furnishing of such insurance has been a customary and widespread practice among U.S. corporations and other business enterprises, given current market conditions and trends, such insurance may be available in the future only at higher premiums and with more exclusions;
     WHEREAS, the General Corporation Law of the State of Delaware (the “DGCL”) permits, and the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company requires, indemnification of the officers and directors of the Company; each expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;
     WHEREAS, in light of uncertainties relating to such insurance and to indemnification and the resulting difficulty of attracting and retaining persons to serve the Company, the Board has determined that the best interests of the Company and its stockholders would be served by assuring such persons that there will be increased certainty of such protection in the future;
     WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and
     WHEREAS, although this Agreement is a supplement to and in furtherance of the Certificate of Incorporation (and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder), Indemnitee does not regard the protection available under the Company’s Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve (or continue to serve) as an officer or director without adequate protection, and the Company desires Indemnitee to serve and continue to serve in such capacity.
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
     Section 1. Services to the Company. Indemnitee agrees to serve, or continue to serve, as a [                    ] of the Company and/or, as applicable, its subsidiaries and any Enterprise. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any such subsidiary or Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Company’s Certificate of Incorporation, the Company’s Restated Bylaws and the DGCL. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a [                    ] of the Company or any of its subsidiaries or other Enterprise as provided in Section 16 hereof.
     Section 2. Certain Definitions. As used in this Agreement:
          (a) “Agent” shall mean any person who is or was a director, officer or employee of the Company or other person authorized by the Company to act for the Company, to include any person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Enterprise (including any subsidiary of the Company) at the request of, for the convenience of, or to represent the interests of the Company.
          (b) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
          i. Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;
          ii. Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;
          iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
          iv. Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
          v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.
     For purposes of this Section 2(b), the following terms shall have the following meanings:
     (A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     (B) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
     (C) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
          (c) “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other Enterprise, in which capacity such person is or was serving at the request of, for the convenience of, or to represent the interests of the Company.
          (d) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (e) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (including any subsidiary of the Company) of which Indemnitee is or was serving as a director, officer, employee or agent at the request of, for the convenience of, or to represent the interests of the Company.
          (f) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with or as a result of prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation: (i) expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d), expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
          (g) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee’s right to indemnification under this Agreement, or of other indemnitees under similar indemnification agreements with the Company), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or member of a law firm who, under the applicable standards of professional conduct, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to indemnify such counsel fully against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (h) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution process, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise, and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or could be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company and/or any other Enterprise, by reason of any action taken by him or of any action on his part while acting as a director, officer, employee or agent of the Company and/or such other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding under this paragraph.
          (i) References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.
     Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Restated Bylaws, vote of its stockholders or Disinterested Directors (or any committee thereof), or applicable law.
     Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses that the Delaware Court of Chancery or such other court deems proper.
     Section 5. Indemnification for Expenses of a Party Who is Wholly or Partially Successful. To the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all applicable claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     Section 6. Indemnification For Expenses of a Witness. To the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
     Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

     Section 8. Additional Indemnification.
          (a) Notwithstanding any limitation in Sections 3, 4, or 5 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.
          (b) For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to, the following:
          i. to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and
          ii. to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a Delaware corporation may indemnify its a directors, officers, employees, and agents of the Company or any of its subsidiaries.
     Section 9. Exclusions. Notwithstanding any other provision in this Agreement, the Company shall not be obligated to indemnify Indemnitee in connection with any claim against Indemnitee:
          (a) to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision; or
          (b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (as amended, the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or
          (c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or such part of such Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; provided, however, that this provision shall not apply to any claims related to the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise, including as provided in Sections 10 and 14(d) hereof.
     Section 10. Advances of Expenses. Notwithstanding any other provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking by Indemnitee to repay (without interest) the amounts advanced to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, and no other form of undertaking shall be required from Indemnitee other than the execution of this Agreement. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is otherwise excluded pursuant to Section 9.
     Section 11. Procedure for Notification and Defense of Claim.
          (a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof or Indemnitee’s becoming aware thereof (the “Indemnification Notice”). The Indemnification Notice shall include a description of the nature of the Proceeding and the facts underlying the Proceeding, in each case to the extent known to Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall also submit to the Company such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of the Indemnification Notice, advise the Board in writing that Indemnitee has requested indemnification and/or advancement of Expenses.
          (b) The Company will be entitled to participate in the Proceeding at its own expense.
     Section 12. Procedure Upon Application for Indemnification.
          (a) Upon delivery of the Indemnification Notice by Indemnitee under Section 11(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made with respect to such request as follows: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (iv) if so directed by the Board, by the stockholders of the Company; provided, however, that, notwithstanding the foregoing, in all cases, Indemnitee shall have the option, but not the obligation, to require, by delivery of a written request to the Company, that the determination with respect to Indemnitee’s entitlement to indemnification hereunder be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (in which case such request shall be made prior to any determination by the Disinterested Directors (or any committee thereof) or prior to the submission of such matter to a vote by the stockholders of the Company).
          (b) If it is determined pursuant to Section 12(a) hereof that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to

Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance written request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
          (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(c). If a Change in Control shall have occurred or if Indemnitee otherwise elects to require determination with respect to Indemnitee’s entitlement to indemnification hereunder to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the following sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If a Change in Control shall not have occurred and the determination with respect to Indemnitee’s entitlement to indemnification hereunder is to be made by Independent Counsel pursuant to Section 12(a)(iii), or if Indemnitee shall otherwise request, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2(g) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and (ii) the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
     Section 13. Presumptions and Effect of Certain Proceedings.
          (a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination (including, without limitation, any Independent Counsel) shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted an Indemnification Notice in accordance with Section 11(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination, at any time prior to the commencement of any action pursuant to this Agreement, as to whether indemnification is proper in the circumstances because Indemnitee has or has not met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (b) Subject to Section 14(e) (which section allows determination regarding Indemnitee’s entitlement to indemnification under this Agreement to be deferred until following the final disposition of the Proceeding), if the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the Indemnification Notice from Indemnitee therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; provided, further, that the foregoing provisions of this Section 13(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) of this Agreement.
          (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) in and of itself adversely affect the right of Indemnitee to indemnification or create a presumption (i) that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, or (ii) that Indemnitee had reasonable cause to believe that his conduct was unlawful.
          (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

          (e) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or any other Enterprise shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.
     Section 14. Remedies of Indemnitee.
          (a) Subject to Section 14(e) (which section allows determination regarding Indemnitee’s entitlement to indemnification under this Agreement to be deferred until following the final disposition of the Proceeding), in the event that:
          i. a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;
          ii. advancement of Expenses is not timely made pursuant to Section 10 of this Agreement;
          iii. no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within ninety (90) days after receipt by the Company of the Indemnification Notice, as provided in Section 13(b);
          iv. payment of indemnification is not made pursuant to Section 5, 6 or 7, or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor;
          v. payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification; or
          vi. the Company or any other person or Enterprise takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, then, in any such event, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
          (b) In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

          (c) If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          (d) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification and advancement shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.
          (e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
     Section 15. Non-exclusivity; Survival of Rights; Insurance; Subrogation.
          (a) The rights of indemnification and to advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s Restated Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation, Restated Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) To the extent that the Company maintains any insurance policy providing liability insurance for directors, officers, employees, or agents of the Company or any other Enterprise, Indemnitee shall be covered by such policy in accordance with its terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy. If, at the time of the receipt of an Indemnification Notice pursuant to the terms hereof, the Company has director and officer liability or similar insurance (“D&O Insurance”) in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the applicable insurers in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of each such policy.
          (c) In the event (i) that the Company determines to reduce materially or not to renew its D&O Insurance coverage, the Company will purchase six (6) year tail coverage D&O Insurance, on terms and conditions substantially similar to the existing D&O Insurance (“Comparable Coverage”), for the benefit of the directors, officers, employees or agents of the Company or any other Enterprise who had served in such capacity prior to the reduction, termination or expiration of the coverage (the “Prior Directors and Officers”); or (ii) of a Change in Control, the Company will either (A) purchase six (6) year tail coverage D&O Insurance with Comparable Coverage for the benefit of the directors, officers, employees or agents of the Company or any other Enterprise who had served in such capacity prior to the closing of the transaction or the occurrence of the event constituting the Change in Control, and/or (B) as applicable, secure the contractual agreement by the acquiring entity or person to purchase such coverage and require the acquiring entity or person to deliver proof of the purchase of such coverage, in form and substance satisfactory to the Company, at or prior to the closing of the transaction or the occurrence of the event constituting the Change in Control; provided, however, that this clause (ii) shall not apply if, in connection with the Change in Control, there is no material reduction or non-renewal of the existing D&O Insurance coverage for the benefit of the directors, officers, employees or agents of the Company or any other Enterprise who served in such capacity prior to the closing of the transaction or the occurrence of the event constituting the Change in Control for the six (6) year period following the date of such closing or event. Notwithstanding the foregoing, if the annual premium for any year of such tail coverage or other continuing D&O Insurance coverage would exceed 200% of the annual premium the Company paid for D&O Insurance in its last full fiscal year prior to the reduction, termination or expiration of the D&O Insurance or such Change in Control event, the Company (or the acquiror or successor, as the case may be) will be deemed to have satisfied its obligations under this Section 15(c) by purchasing as much D&O Insurance for such year as can be obtained for a premium equal to 200% such annual premium the Company paid for D&O Insurance in its last full fiscal year.
          (d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
          (e) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (including Expenses for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
          (f) The Company’s obligation to indemnify or to advance Expenses hereunder to Indemnitee in connection with any claim related to Indemnitee’s service as a director, officer, employee or agent of any Enterprise other than the Company shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.
     Section 16. Duration of Agreement. This Agreement shall continue in full force and effect until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, and/or agent of the Company or any other Enterprise, and (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and his heirs, representatives, executors and administrators.
     Section 17. Amendments to the Certificate of Incorporation or Restated Bylaws. Any amendments to the Certificate of Incorporation or Restated Bylaws of the Company that purport to reduce or eliminate indemnification rights of Indemnitee thereunder shall have no effect with respect to this Agreement, and Indemnitee shall continue to have all of the rights and benefits of this Agreement despite any such amendments to the Certificate of Incorporation or Restated Bylaws. However, if the Certificate of Incorporation or Restated Bylaws of the Company are amended to provide for greater indemnification rights or privileges, this Agreement shall not be construed so as to limit Indemnitee’s rights and privileges to the terms hereof, and Indemnitee shall be entitled to the full benefit of any such additional rights and privileges.
     Section 18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     Section 19. Enforcement.
          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee and/or agent of the Company and/or one or more other Enterprises, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee and/or agent of the Company and/or any of such other Enterprises.
          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the Restated Bylaws of the Company, any D&O Insurance policy maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
     Section 20. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

     Section 21. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that is or may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.
     Section 22. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:
If to Indemnitee:
at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company in writing.
If to the Company to:
Teledyne Technologies Incorporated
1049 Camino Dos Rios
Thousand Oaks, CA 91360-2362
Attention: General Counsel
or to any other address as may have been furnished to Indemnitee by the Company in writing.
     Section 23. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or Expenses, in connection with any Proceeding or other claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding or other claim in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, National Corporate Research,

Ltd., 615 South Dupont Hwy., Dover, DE 19901, the Company’s registered agent, (or any successor to the Company’s registered agent) irrevocably as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
     Section 24. Construction
          (a) The section and subsection headings contained in this Agreement are solely for the purpose of reference and convenience, are not part of the agreement of the parties, and shall not in any way limit, modify or otherwise affect the meaning or interpretation of this Agreement.
          (b) References to “Sections” or “Articles” refer to corresponding Sections or Articles of this Agreement unless otherwise specified.
          (c) Unless the context requires otherwise, the words “include,” “including” and variations thereof mean without limitation, the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole and not any particular section or article in which such words appear, and any reference to a law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder.
          (d) Unless the context requires otherwise, words in the singular include the plural, words in the plural include the singular, and words importing any gender shall be applicable to all genders.
     Section 25. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original but all of which, taken together, shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. This Agreement may be executed and delivered by facsimile or email transmission of a file in “.pdf” or similar format and upon such delivery, each signature shall be deemed to have the same effect as if the original signature had been delivered to the other party.
Signature page follows.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

TELEDYNE TECHNOLOGIES INCORPORATED
By:
Name:
Title:

INDEMNITEE
By:
Name:
Address: